Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT dated as of May 9th, 2018 (this “Agreement”), is entered into by and among Oaktree Real Estate Income Trust, Inc., a Maryland corporation (the “Company”) and UMB Bank, N.A., as escrow agent (the “Escrow Agent”).

WHEREAS, the Company is registering for sale in a public offering a maximum of $2,000,000,000 (consisting of up to $1,600,000,000 in the Company’s primary offering and up to $400,000,000 in shares pursuant to the Company’s distribution reinvestment plan) in shares of its common stock, $0.01 par value per share, consisting of Class T common stock, Class S common stock, Class D common stock, and Class I common stock (collectively, the “Shares”), pursuant to the Company’s Registration Statement on Form S-11 (File No. 333-223022) (the “Offering”);

WHEREAS, the Company will prepare a prospectus, as the same may be amended and supplemented from time to time (the “Prospectus”), and the offer and sale of Shares will be made pursuant to the terms and conditions contained in the Prospectus;

WHEREAS, the SDDco Brokerage Advisors, LLC, a New York limited liability company, as dealer manager for the Company (the “Dealer Manager”) has been engaged by the Company pursuant to a Dealer Manager Agreement dated February 16, 2018 (as amended from time to time, the “Dealer Manager Agreement”) to offer and sell the Shares on a best efforts basis in the Offering through a network of participating broker-dealers (the “Dealers”);

WHEREAS, pursuant to the Dealer Manager Agreement, the Dealer Manager has agreed to deposit all proceeds from the Offering to the Escrow Agent prior to the Offering meeting the minimum offering contingency described in the Prospectus;

WHEREAS, the Company desires to establish an Escrow Account (defined below) as further described herein and to deposit funds contributed by subscribers subscribing to purchase Shares (“Subscribers”) with the Escrow Agent in the Escrow Account, to be held for the benefit of the Subscribers and the Company until such time as subscriptions for the Minimum Amount (as defined below) has been deposited into the Escrow Account in accordance with the terms of this Agreement;

WHEREAS, at the direction of the Company, DST Systems, Inc. (the “Processing Agent”) has been engaged to receive, examine for “good order” and facilitate subscriptions into the Escrow Account as further described herein and to act as record keeper, maintaining on behalf of the Escrow Agent the ownership records for the Escrow Account; and

WHEREAS, the Escrow Agent is willing to accept appointment as escrow agent for the Offering upon the express terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Escrow of Subscriber Funds.

(a)     On or before the commencement of the Offering, the Company shall establish an interest bearing deposit account with the Escrow Agent to be invested in accordance with Section 7 hereof entitled “UMB BANK, N.A., AS ESCROW AGENT FOR OAKTREE REAL ESTATE INCOME TRUST, INC.” (the “Escrow Account”). All funds received from Subscribers in payment for the Shares (“Subscriber Funds”) which comply with the instructions set forth in Section 1(c) will be sent to the Escrow Agent promptly following the day upon which such Subscriber Funds are received by the Processing Agent and such subscription is accepted by the Company, and shall, upon receipt by the Escrow Agent, be retained in the Escrow Account by the Escrow Agent and invested as stated herein. The Company shall also instruct its agents (including the Dealer Manager) to promptly deliver funds to the Escrow Agent immediately upon their receipt of such funds. During the term of this Agreement, which shall begin on the date hereof, the Company or its agents (including the Dealer Manager) shall cause all checks received by and made payable to it in payment for the Shares to be endorsed in favor of the Escrow Agent and delivered to the Escrow Agent for deposit. Subscriber Funds may also be wired directly to the Escrow Account using wire instructions provided by the Escrow Agent. Such Subscriber Funds shall be retained in the Escrow Account by the Escrow Agent and invested as set forth in Section 7 and shall be deposited within one business day of receipt.

(b)     The Escrow Agent shall have no duty to make any disbursement, investment or other use of Subscriber Funds until and unless it has good and collected funds. If any checks deposited in the Escrow Account are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Company shall promptly reimburse the Escrow Agent for its reasonable and documented costs incurred for such, if any, upon request, and the Escrow Agent shall deliver the returned checks to the Company. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder.

(c)    Until such time as the Company has received subscriptions for Shares resulting in gross subscription proceeds equal to the Minimum Offering (as defined below) and the funds in the Escrow Account are disbursed from the Escrow Account in accordance with Section 2(c) hereof, Subscribers will be instructed by the Company to remit the purchase price in the form of checks drafts, wires, Automated Clearing House (ACH) or money orders (hereinafter, “Instruments of Payment”) payable to the order of “UMB Bank, N.A., as Escrow Agent for Oaktree Real Estate Income Trust, Inc.” Any Instruments of Payment made payable to a party other than as set forth above shall be returned to the Dealer Manager or the Dealer who submitted the check. The Company, in its sole and absolute discretion, may reject any Subscriber subscription for any reason.

2.    Operation of the Escrow.

(a)     Completed subscription agreements and Instruments of Payment for the purchase price will be remitted by Subscribers to a Dealer at the address designated for the receipt of such agreements and Instruments of Payment.

(b)     When a Dealer’s internal supervisory procedures are conducted at the site at which the Instruments of Payment and the Subscription Materials (as defined below) are initially received by the Dealer, by the end of the next business day after receipt of any Instruments of Payment and Subscription Materials, such Dealer will send to the Processing Agent such Instruments of Payment along with each Subscriber’s name, address, executed IRS Form W-9, number and class of Shares purchased and purchase price remitted and any other subscription documentation (the “Subscription Materials”). When a Dealer’s internal supervisory procedures are conducted at a different location (the “Final Review Office”), such Dealer shall transmit the Instruments of Payment and the Subscription Materials to the Final Review Office by the end of the next business day after receipt of any Instruments of Payment and Subscription Materials, and then the Final Review Office will, by the end of the next business day following its receipt of the Instruments of Payment and the Subscription Materials, forward the Instruments of Payment and the Subscription Materials to the Processing Agent. To the extent that subscription agreements and payments are remitted by the Processing Agent, the Company, the Dealer Manager or a Dealer, the Processing Agent, the Company, the Dealer Manager or a Dealer, as applicable, will furnish to the Escrow Agent a list detailing information regarding such subscriptions as set forth in Exhibit A. The Processing Agent will promptly deliver all monies received in good order from Subscribers (or from the Company, the Dealer Manager or Dealers transmitting monies and subscriptions from Subscribers) for the payment of Shares to the Escrow Agent for deposit in the Escrow Account. Deposits shall be held in the Escrow Account until such funds are disbursed in accordance with this Section 2. Prior to disbursement of the funds deposited in the Escrow Account, such funds shall not be subject to claims by creditors of the Company or any of its affiliates. If any of the Instruments of Payment are returned to the Escrow Agent for nonpayment prior to the satisfaction of the Minimum Amount, the Escrow Agent shall promptly notify the Processing Agent and the Company in writing via mail or email of such nonpayment, and the Escrow Agent is authorized to debit the Escrow Account, as applicable, in the amount of such returned payment as well as any interest earned on the amount of such payment and the Processing Agent shall delete the appropriate account from the records maintained by the Processing Agent. The Processing Agent will maintain a written account of each sale, which account shall set forth, among other things, the following information: (i) the Subscriber’s name and address, (ii) the number and class of Shares purchased by such Subscriber, and (iii) the amount paid by such Subscriber for such Shares. Prior to the satisfaction of the Minimum Amount, the Company will not be entitled to any funds received into the Escrow Account. Notwithstanding the foregoing, prior to the satisfaction of the Minimum Amount, upon the written request of a Subscriber (which may be delivered by the Company or Dealer Manager) to withdraw their purchase order and request a full refund, the Escrow Agent shall, subject to Section 7(c) below, disburse directly to such Subscriber the principal amount of the subscription payment from such Subscriber received by the Escrow Agent plus any interest accrued thereon.

(c)    If at any time on or prior to the Expiration Date (as defined below), (i) the subscription proceeds received by the Escrow Agent are equal to or greater than $150,000,000, including Shares purchased by the Company’s sponsor, its affiliates and the Company’s officers and directors (“Minimum Amount”) and (ii) the Company’s board of directors has authorized the release to the Company of all Subscriber Funds in the Escrow Account, then the Company shall deliver to the Escrow Agent a written instruction from an officer of the Company stating that the Minimum Amount has been timely raised and authorizing the delivery of all Subscriber Funds in the Escrow Account to the Company. Thereafter, the Escrow Agent shall promptly disburse to the Company, by check or wire transfer (i) the funds in the Escrow Account representing the principal amount of the gross subscription payments from Subscribers received by the Escrow Agent and (ii) any interest accrued thereon; provided, however, that the Escrow Agent shall not disburse those funds of a Subscriber whose subscription has been rejected or rescinded of which the Escrow Agent has been notified in writing by the Company, or otherwise in accordance with the Company’s written request.

(d)    After the Escrow Agent has disbursed the funds from the Escrow Account in accordance with this Section 2, in the event that the Company receives subscriptions made payable to the Escrow Agent, the proceeds shall not be subject to the restrictions set forth in this Agreement, and the Escrow Agent shall notify the Company of the receipt of such proceeds and such proceeds shall be disbursed as directed in writing by the Company; provided upon the termination of this Agreement, the Escrow Agent shall have no obligation to accept any such proceeds.

(e)    If, as of the close of business on the one year anniversary of the commencement of the Offering (the “Expiration Date”), the funds in the Escrow Account do not equal or exceed the Minimum Amount (or, even if the Minimum Amount is met, the Company notifies the Escrow Agent that the Company’s board of directors has not authorized the release to the Company of all Subscriber Funds in the Escrow Account), within 10 days following the Escrow Agent’s receipt of written notice from the Company of the Expiration Date, the Escrow Agent shall promptly return directly to each Subscriber (i) by check or wire transfer, the Subscriber Funds deposited in the Escrow Account on behalf of such Subscriber (unless earlier disbursed in accordance with this Agreement), or (ii) the Instruments of Payment delivered to the Escrow Agent with respect to such Subscriber’s subscription if such Instrument of Payment has not been processed for collection prior to such time, in either case, together with any interest income thereon. Notwithstanding the above, in the event the Escrow Agent has not received an executed IRS Form W-9 at such time for each Subscriber, the Escrow Agent shall remit an amount to the Subscribers in accordance with the provisions hereof, withholding the applicable percentage for backup withholding required by the Internal Revenue Code, as then in effect, from any interest income on subscription proceeds attributable to each Subscriber for whom the Escrow Agent does not possess an executed IRS Form W-9. However, the Escrow Agent shall not be required to remit any payments until the Escrow Agent has collected funds represented by such payments.

(f)    The Company shall, or shall cause the Processing Agent or the Dealer Manager to, furnish to the Escrow Agent with each delivery of an Instrument of Payment, a list of the Subscribers who have paid for the Shares showing the name, address, tax identification number, amount and class of Shares subscribed for and the amount paid and deposited with the Escrow Agent. This information comprising the identity of Subscribers shall be provided to the Escrow Agent in the format set forth on Exhibit A to this Agreement (the “List of Subscribers”). All Subscriber Funds deposited in the Escrow Account shall not be subject to any liens or charges by the Company or the Escrow Agent, or judgments or creditors’ claims against the Company, until and unless released to the Company as hereinafter provided. The Company understands and agrees that the Company shall not be entitled to any Subscriber Funds on deposit in the Escrow Account and no such funds shall become the property of the Company except when released to the Company pursuant to this Agreement. The Escrow Agent will treat all Subscriber information as confidential and will not use the information provided to it by the Company for any purpose other than to fulfill its obligations as Escrow Agent; provided the Escrow Agent may disclose Subscriber information to the extent required by applicable law or to the extent required by a supervisory or governmental authority or a self-regulatory organization pursuant to any examination, inquiry, or audit of the Escrow Agent.

3.    Rejected Subscriptions. If the Escrow Agent receives written notice from the Company or the Dealer Manager that the Company has rejected a Subscriber’s subscription, the Escrow Agent shall, subject to Section 7(c) below, pay directly to the applicable Subscriber(s), within a reasonable time not to exceed 10 business days after receiving notice of the rejection, by first class United States Mail at the address appearing on the List of Subscribers, or at such other address or wire instructions as are furnished to the Escrow Agent by the Subscriber in writing, all collected sums paid by the Subscriber for Shares and received by the Escrow Agent together with all interest earned thereon.

4.    Termination of Escrow Agreement. Unless otherwise provided in this Agreement, final termination of this Agreement shall occur on the earliest of the date that (a) all funds held in the Escrow Account are distributed either to the Company or to Subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account, (b) all funds held in the Escrow Account are distributed to a successor escrow agent upon written instructions from the Company or (c) the Escrow Agent receives written notice from the Company that the Company terminated the Offering and any funds held in the Escrow Account are distributed in accordance with this Agreement. After the termination of this Agreement, the Company shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective Subscribers.

5.    Duty and Liability of the Escrow Agent.

(a)    The Escrow Agent’s rights and responsibilities shall be governed solely by this Agreement. The Escrow Agent shall at all times comply with applicable securities or other laws in performing its duties pursuant to this Agreement provided the Escrow Agent shall be deemed in compliance with the foregoing and protected in relying upon the written direction of the Company and shall have no independent obligation to evaluate whether an act or omission complies with applicable securities or other laws. The Escrow Agent shall be under no duty to determine whether the Company is complying with requirements of this Agreement, the Offering or applicable securities or other laws in tendering the Subscriber Funds to the Escrow Agent. No other agreement shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof, including specifically but without limitation any Offering documents (including the subscription agreement and exhibits thereto), and the Escrow Agent’s rights and responsibilities shall be governed solely by this Agreement.

(b)    The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any Offering document (including the subscription agreement and exhibits thereto) or other agreement between the Company and any other party.

(c)    The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document. Before or concurrently with the execution of this Agreement, the Company shall deliver to the Escrow Agent an authorized signers list in the form of Exhibit B to this Agreement.

(d)    The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its reasonable satisfaction pursuant to the terms herein. The Escrow Agent may consult outside counsel of its own choice with respect to any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon the advice of such counsel. The Escrow Agent is authorized to perform any duties hereunder either directly or, with the Company’s consent, through its agents. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence, recklessness or willful misconduct was the primary cause of loss.

(e)    The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any other person by reason of this Agreement, except as otherwise stated herein, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Agreement against the Escrow Agent.

(f)    If any disagreement between any of the parties to this Agreement, or between any of them and any other person, including any Subscriber, resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or if the Escrow Agent is in reasonable doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such reasonable doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all reasonable doubt resolved by agreement among all of the interested persons, and the

Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court with jurisdiction and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. If any controversy should arise with respect to this Agreement, the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties.

(g)    IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(h)    The parties agree that the Escrow Agent has no role in the preparation of the Offering documents (including the subscription agreement and exhibits thereto) and makes no representations or warranties with respect to the information contained therein or omitted therefrom.

(i)    The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering documents (including the subscription agreement and exhibits thereto) or the issuance, offering or sale of the Shares. The Escrow Agent shall have no duty or obligation to monitor the application and use of the Subscriber Funds once transferred to the Company, that being the sole obligation and responsibility of the Company.

6.    Escrow Agent’s Fee. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by or on behalf of the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that if the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Agreement, or if there is, with the Company’s consent, any assignment of interest in the subject matter of this Agreement or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for its reasonable and documented out-of-pocket costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. The Company’s obligations under this Section 6 shall survive the resignation or removal of the Escrow Agent and the assignment or termination of this Agreement.

7.    Investment of Subscriber Funds.

(a)    The Escrow Agent shall promptly invest the Subscriber Funds, including any and all interest and investment income, in accordance with the written instructions provided to the Escrow Agent and signed by the Company. In the absence of written investment instructions from the Company, the Escrow Agent shall deposit and invest the Subscriber Funds, including any and all interest and investment income, in UMB Money Market Special, a UMB money market deposit account. Any interest received by the Escrow Agent with respect to the Subscriber Funds, including reinvested interest shall become part of the Subscriber Funds, and shall be disbursed pursuant to this Agreement. The Company agrees that, for tax reporting purposes, all interest or other taxable income earned on the Subscriber Funds in any tax year shall be taxable to the to the person or entity receiving the interest or other taxable income. Notwithstanding anything herein to the contrary, funds in the Escrow Account may only be invested in “Short Term Investments” in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. The Escrow Agent shall provide to the Company monthly statements (or more frequently as reasonably requested by the Company) on the account balance in the Escrow Account and the activity in such account since the last report.

(b)    The Escrow Agent shall be entitled to sell or redeem any such investments as the Escrow Agent deems necessary to make any payments or distributions required under this Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement. The parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

(c)    At any time interest income earned on Subscriber Funds deposited in the Escrow Account (“Escrow Income”) is to be paid to a Subscriber pursuant to this Agreement, the Escrow Agent shall promptly provide directly to such Subscriber the amount of Escrow Income payable to such Subscriber; provided that the Escrow Agent is in possession of such Subscriber’s executed IRS Form W-9. In the event an executed IRS Form W-9 is not received for each Subscriber the Escrow Agent shall have no obligation to return Escrow Income to any Subscriber until after it has received an executed and valid IRS Form W-9 executed by the Subscriber and shall remit an amount to the Subscribers in accordance with the provisions hereof, withholding the applicable percentage for backup withholding required by the Internal Revenue Code, as then in effect, from any Escrow Income attributable to those Subscribers for whom the Escrow Agent does not possess an executed IRS Form W-9. Escrow Income shall be remitted to Subscribers at the address provided to the Escrow Agent in the List of Subscribers, which the Escrow Agent shall be entitled to rely upon, and without any deductions for escrow expenses.

8.    Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and written confirmation of receipt is obtained promptly after completion of transmission, (c) on the business day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Company:

Oaktree Real Estate Income Trust, Inc.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attention: Chief Securities Counsel

Telephone: (213) 830-6300

E-mail: OakREITNotices@oaktreeREIT.com

If to Escrow Agent:

UMB Bank, N.A.

204 North Robinson Ave

2nd Floor

Oklahoma City, Oklahoma 73103

Attention: Janet Lambert, Corporate Trust & Escrow Services

Telephone: (405) 239-5901

Facsimile: (405) 516-1276

Email: janet.lambert@umb.com

Any party may change its address for purposes of this Section 8 by giving the other party written notice of the new address in the manner set forth above.

9.    Indemnification of Escrow Agent. The Company shall indemnify, defend and hold harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses (“Losses”), which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such Losses are finally determined by a court of competent jurisdiction to have been caused by the negligence, recklessness or willful misconduct of the Escrow Agent. The terms of this Section 9 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

10.    Successors and Assigns. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.

11.    Governing Law; Jurisdiction. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. Each party hereby consents to the personal jurisdiction and venue of any court of competent jurisdiction in the State of New York.

12.    Severability. If any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

13.    Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement. The Company agrees that any requested waiver, modification or amendment of this Agreement shall be consistent with the terms of the Offering.

14.    Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

15.    Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16.    Counterparts. This Agreement may be executed (including by email or facsimile transmission) with counterpart signature pages or in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

17.    Resignation. The Escrow Agent may resign upon 30 days’ advance written notice to the Company. In the event of any such resignation, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the Company. Any such successor escrow agent shall deliver to the Company a written instrument accepting such appointment, and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Subscriber Funds from the Escrow Agent. The Escrow Agent shall promptly pay the Subscription Amounts in the Escrow Account, including interest thereon, to the successor escrow agent, whereupon the Escrow Agent’s obligations hereunder shall terminate. If a successor escrow agent is not appointed by the Company within the 30-day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent, or may interplead the Subscriber Funds with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.

18.    Removal. The Escrow Agent may be removed by the Company at any time by written notice provided to the Escrow Agent, which instrument shall become effective on the date specified in such written notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal. In the event of any such removal, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the Company. Any such successor escrow agent shall deliver to the Company a written instrument accepting such appointment, and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Subscriber Funds from the Escrow Agent. The Escrow Agent shall promptly pay the Subscriber Funds in the Escrow Account, including interest thereon, to the successor escrow agent, whereupon the Escrow Agent’s obligations hereunder shall terminate. If a successor escrow agent is not appointed by the Company within the 30-day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent, whereupon the Escrow Agent’s obligations hereunder shall terminate.

19.    Maintenance of Records. The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement, and as may from time to time be reasonably requested by the Company before such termination, the Escrow Agent shall provide the Company with a copy of such records, certified by the Escrow Agent to be a complete and accurate account of all transactions hereunder. The authorized representatives of the Company shall also have access to the Escrow Agent’s books and records to the extent relating to its duties hereunder, during normal business hours upon reasonable notice to the Escrow Agent.

20.    References to Escrow Agent. Other than the Offering document (including the Registration Statement, Prospectus, the subscription agreement and respective exhibits thereto) and any amendments thereof or supplements thereto, no printed or other matter in any language (including, without limitation, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the Company, or on the Company’s behalf, unless the Escrow Agent shall first have given its specific written consent thereto.

21.    Regulatory Compliance. The Company shall provide to the Escrow Agent upon the execution of this Agreement any documentation or information reasonably requested by the Escrow Agent to comply with the USA Patriot Act of 2001, as amended from time to time, and the Bank Secrecy Act of 1970, as amended from time to time.

22.    Electronic Transactions. The parties hereto agree that the transactions described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed the date and year first set forth above.

Oaktree Real Estate Income Trust, Inc.

By:	/s/ Jordan Mikes
	Name:	Jordan Mikes
	Title:	Chief Securities Counsel and Secretary

By:	/s/ Brian Grefsrud
	Name:	Brian Grefsrud
	Title:	Chief Financial Officer and Treasurer

UMB BANK, N.A., as Escrow Agent

By:	/s/ Timothy Cook
	Name:	Timothy Cook
	Title:	Senior Vice President

Exhibit A

LIST OF SUBSCRIBERS

Pursuant to the Escrow Agreement dated April 26, 2018 by and between Oaktree Real Estate Income Trust, Inc. (the “Company”) and UMB Bank, N.A., as escrow agent (the “Escrow Agent”), the following investors have paid money for the purchase of the Shares in the Company and the money has been deposited with the Escrow Agent:

1.	Name of Subscriber:

Address:

Tax Identification Number:

Amount and class of Securities subscribed for:

Amount of money paid and deposited with Escrow Agent:

2.	Name of Subscriber:

Address:

Tax Identification Number:

Amount and class of Securities subscribed for:

Amount of money paid and deposited with Escrow Agent: